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                                                                    EXHIBIT 10.8

                                      NOTE

$31,100,000.00                                             Milbank, South Dakota
                                                                   July 11, 2001

     FOR VALUE RECEIVED, Northern Lights Ethanol, LLC, a South Dakota limited liability company ("Borrower"), hereby promises to pay to the order of U.S. Bank National Association, a national banking association ("Lender", which term shall include any future holder hereof), at or at such other place as Lender may from time to time designate in writing, in lawful money of the United States of America, the principal sum of Thirty-One Million One Hundred Thousand and no/100 Dollars ($31,100,000.00) (the "Loan") or so much thereof as may be advanced hereunder and to pay interest on the outstanding principal balance hereof from time to time at the rate set forth herein. The Loan shall initially be known as the "Construction Loan" and in the event the Construction Loan converts to long term financing, will be known as the "Term Loan" as of the Conversion Date, as defined in the Loan Agreement. This Note is given pursuant to that Loan Agreement between Lender and Borrower dated the same date as this Note.

     CONSTRUCTION LOAN. Borrower will pay the Construction Loan in accordance with the following terms and conditions:

     1. The Construction Loan shall bear interest from the date of each Advance, as defined in the Loan Agreement, at an annual rate equal to one percent (1%) plus the prime rate announced by Lender (the "Index"). The interest rate shall be adjusted each time the index changes. Lender will strive to inform Borrower of each change in the Index, but each adjustment in the Index is effective whether or not Lender informs Borrower of such change. Payments of all interest accrued hereunder shall be made June 1, September 1, December 1, and March 1 of each year unless such day is not a Business Day as defined in the Loan Agreement (in which case the Business Day which immediately follows such day shall apply) in which any amount Advanced under the Construction Loan is outstanding (the "Quarterly Payment Date"). Interest only payments shall be due beginning the first Quarterly Payment Date following the First Advance Date, as defined in the Loan Agreement, and on each Quarterly Payment Date thereafter.

     2. In the event the Construction Loan qualifies for conversion to the Term Loan under the terms of the Loan Agreement, the outstanding principal balance of the Construction Loan and all accrued interest thereon shall be converted to the Term Loan on the Conversion Date, as defined in the Loan Agreement, which shall not be later than December 31, 2002.

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     3. All accrued interest owed on the Construction Loan shall be paid in full on the Conversion Date. In the event the Loan has not been accelerated under the terms of the Loan Agreement prior to the Conversion Date, and the Loan does not qualify for conversion to the Term Loan under the terms of the Loan Agreement, the Maturity Date of the Loan shall be the Conversion Date.

     TERM LOAN. In the event the Loan qualifies for conversion from the Construction Loan to the Term Loan under the terms of the Loan Agreement, Borrower will pay the Term Loan in accordance with the following terms and conditions. Borrower acknowledges that any fixed interest rate will increase according to the term of the Term Loan (the period between the Conversion Date and the Maturity Date). In no event will the Maturity Date be later than the seventh (7th) anniversary of the Conversion Date.

     1. Borrower shall have two interest rate options for the Term Loan. The first option shall be the same variable rate as provided for the Construction Loan. If the variable rate option is chosen, the interest rate shall continue to be adjusted each time that the Index changes. The second option is a fixed interest rate which will be negotiated by the parties prior to the Conversion Date. If the parties negotiate and agree to a fixed interest rate, such agreement shall be evidenced by Lender and Borrower executing an amendment to this Note setting forth the fixed interest rate agreed upon by the parties. If such an amendment to this Note is not executed prior to the Conversion Date, the variable rate option shall apply to the Term Loan from and after the Conversion Date. Borrower further acknowledges that Lender may be required to obtain the consent of all participants in the Loan and that Lender may be unable to agree to a fixed interest rate without the prior consent of all banks participating in the Loan.

     2. The Term Loan shall be amortized over a period of one hundred twenty
     (120) months commencing on the Conversion Date..

     3. If the variable interest rate option applies to the Term Loan, Borrower shall make equal quarterly installments of principal and interest commencing on the first Quarterly Payment Date following the Conversion Date, and continuing on the first day of each Quarterly Payment Date thereafter. As of January 1, 2004, and each January 1 thereafter, the quarterly installment of principal and interest shall be adjusted so as to amortize the then remaining outstanding principal balance over the remaining life of the Term Loan.

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     4. If a fixed rate option applies to the Term Loan, Borrower shall make equal quarterly installments of principal and interest commencing on the first Quarterly Payment Date following the Conversion Date, and continuing on the first day of each Quarterly Payment Date thereafter.

     5. The outstanding principal balance and all interest due thereon shall be paid in all events on the Maturity Date.

     TERMS APPLICABLE TO CONSTRUCTION LOAN AND TERM LOAN. The remaining terms of this Note apply to the Construction Loan and the Term Loan, if the Loan converts to a Term Loan:

     INTEREST COMPUTATION. Interest shall be calculated on a 365/360 simple basis; that is, by applying the ratio of the annual interest rate over a year of 360 days, multiplied by the outstanding principal balance, multiplied by the actual number of days the principal balance is outstanding.

     COORDINATION WITH LOAN AGREEMENT. This Note is the Note referred to in the Loan Agreement, and is subject to the additional terms and conditions set forth in the Loan Agreement and the Loan Documents referred to therein. This Note is secured by a Mortgage, Security Agreement, Assignment of Leases and Rents and Fixture Financing Statement of even date herewith on real property located in Grant County, South Dakota, therein described, as well as other collateral described in the Loan Agreement and the other Loan Documents. Capitalized terms not defined herein shall have the meaning given such terms in the Loan Agreement.

     LATE PAYMENT; GRACE PERIOD. If a payment due hereunder is not made within five days after the date when due, Borrower shall pay to Lender a late payment charge of Five Hundred Dollars ($500.00) to compensate Lender for a portion of the cost related to handling the overdue payment. After an Event of Default, as defined in the Loan Agreement, then the entire principal sum evidenced by this Note, together with all accrued and unpaid interest, shall, at the option of the holder hereof, bear interest at the rate per annum (the "Default Rate") equal to 3% in excess of the rate of interest per annum which would otherwise be payable hereunder, and become immediately due and payable without further notice (except as provided in the Loan Agreement), demand or presentment for payment, and without any relief whatever from any valuation or appraisement laws. Failure to exercise any option provided herein shall not constitute a waiver of the right to exercise the same in the event of any subsequent default. Borrower agrees that if, and as often as, this Note is given to an attorney for collection or to defend

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or enforce any of Lender's rights hereunder, Borrower will pay to the Lender
Lender's reasonable attorneys' fees together with all court costs, service tax and other expenses paid by Lender, whether or not any action or proceeding is commenced by the Lender.

     CERTAIN BORROWER WAIVERS. Borrower waives presentment, protest and demand, notice of protest, demand and of dishonor and nonpayment of this Note and any lack of diligence or delays in collection or enforcement of this Note. Borrower agrees that this Note, or any payment hereunder, may be extended from time to time, and Borrower consents to the release of any party liable for the obligation evidenced by this Note, the release of any of the security for this Note, the acceptance of any other security therefor, or any other indulgence or forbearance whatsoever, all without notice to any party and without affecting the liability of Borrower.

     PREPAYMENT; VARIABLE RATE. So long as a variable interest rate is applicable to this Loan, Borrower may prepay this Note in whole or in part at any time, and if in part from time to time, during the entire term of this Note, without penalty or premium. No prepayment shall suspend any required payments of either principal or interest on this Note or reduce the amount of any scheduled payment.

     PREPAYMENT; FIXED RATE. If a fixed interest rate is applicable to this Loan, there shall be no prepayments of this Note, provided that Lender may consider requests for its consent with respect to prepayment of this Note, without incurring an obligation to do so, and Borrower acknowledges that in the event that such consent is granted, Borrower shall be required to pay Lender, upon prepayment of all or part of the principal amount before final maturity, a Prepayment Fee equal to the maximum of (a) zero, or (b) that amount, calculated on any prepayment date, which is derived by subtracting: (1) the principal amount of the Note or portion of the Note to be prepaid from (2) the Net Present Value of the Note or portion of the Note to be prepaid on such date of prepayment.

     "NET PRESENT VALUE" shall mean the amount which is derived by summing the present values of each prospective payment of principal and interest which, without such full or partial prepayment, could otherwise have been received by Lender over the shorter of the remaining contractual life of the Note or next repricing date if Lender had instead initially invested the Note proceeds at the Initial Money Market Rate. The individual discount rate used to present value each prospective payment of interest and/or principal shall be the Money Market Rate at Prepayment for the maturity matching that of each specific payment of principal and/or interest.

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"INITIAL MONEY MARKET RATE" shall mean the rate per annum, determined solely by
Lender, on the Conversion Date, or the most recent re-pricing date occurring thereafter, or as mutually agreed upon by Borrower and Lender, as the rate at which Lender would be able to borrow funds in Money Markets for the amount of this Note and with an interest payment frequency and principal repayment schedule equal to this Note and for a term as may be arranged and agreed upon by Borrower and Lender. Such a rate shall include FDIC insurance, reserve requirements and other explicit or implicit costs levied by any regulatory agency. Borrower acknowledges that the Lender is under no obligation to actually purchase and/or match funds for the Initial Money Market Rate of this Note.

     "MONEY MARKET RATE AT PREPAYMENT" shall mean that zero-coupon rate, calculated on the date of prepayment, and determined solely by Lender, as the rate in which Lender would be able to borrow funds in Money Markets for the prepayment amount matching the maturity of a specific prospective Note payment or repricing date. Such a rate shall include FDIC insurance, reserve requirements and other explicit or implicit costs levied by any regulatory agency. A separate Money Market Rate at Prepayment will be calculated for each prospective interest and/or principal payment date.

     "MONEY MARKETS" shall mean one or more wholesale funding mechanisms available to Lender, including negotiable certificates of deposit, eurodollar deposits, bank notes, fed funds, interest rate swaps, or others.

     In calculating the amount of such a prepayment fee, Lender is hereby authorized by Borrower to make such assumptions regarding the source of funding, redeployment of funds and other related matters, as the Lender may deem appropriate. If Borrower fails to pay any Prepayment Fee when due, the amount of such Prepayment Fee shall thereafter bear interest until paid at the Default Rate specified in this Note (computed on the basis of a 360-day year, actual days elapsed). Any prepayment of principal shall be accompanied by a payment of interest accrued to date thereon; and said prepayment shall be applied to the principal installments in the inverse order of their maturities. Any prepayment shall be in an amount equal to the lessor of $100,000.00 or the remaining entire principal balance of the Loan.

     MANDATORY PREPAYMENTS. In the event the Construction Loan converts to the Term Loan, the Borrower shall make mandatory prepayments of the principal amount of the Loan as mandated by the Borrower's excess cash flow from time-to-time, as provided for in Schedule V of the Loan Agreement.

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     MODIFICATIONS; TIME OF ESSENCE. No modification or waiver by the Lender of any of the terms of this Note shall be valid or binding on the Lender unless such modification or waiver is in writing and signed by the Lender. Without limited the generality of the preceding sentence, no delay, omission or forbearance by the Lender in exercising or enforcing any of its rights and remedies under this Note shall constitute a waiver of such rights or remedies. The Lender's rights and remedies under this Note are cumulative with and in addition to all other legal equitable rights and remedies which the Lender may have in connection with the Loan. The headings to sections of this Note are for convenient reference only and shall not be used in interpreting this Note. No indebtedness evidenced by this Note shall be offset by all or part of any claim, cause of action, or cross-claim of any kind whether liquidated or unliquidated, which Borrower now has or may hereafter acquire to allege to have acquired against the Lender.

     THIS NOTE SHALL BE CONSTRUED UNDER AND GOVERNED BY THE LAWS OF THE STATE OF SOUTH DAKOTA, WITHOUT GIVING EFFECT TO CONFLICT OF LAWS OR PRINCIPLES THEREOF, BUT GIVING EFFECT TO FEDERAL LAWS OF THE UNITED STATES APPLICABLE TO NATIONAL BANKS. WHENEVER POSSIBLE, EACH PROVISION OF THIS NOTE AND ANY OTHER STATEMENT, INSTRUMENT OR TRANSACTION CONTEMPLATED HEREBY OR RELATING HERETO, SHALL BE INTERPRETED IN SUCH MANNER AS TO BE EFFECTIVE AND VALID UNDER SUCH APPLICABLE LAW, BUT, IF ANY PROVISION OF THIS NOTE OR ANY OTHER STATEMENT, INSTRUMENT OR TRANSACTION CONTEMPLATED HEREBY OR RELATING HERETO SHALL BE HELD TO BE PROHIBITED OR INVALID UNDER SUCH APPLICABLE LAW, SUCH PROVISION SHALL BE INEFFECTIVE ONLY TO THE EXTENT OF SUCH PROHIBITION OR INVALIDITY, WITHOUT INVALIDATING THE REMAINDER OF SUCH PROVISION OR THE REMAINING PROVISIONS OF THIS NOTE OR ANY OTHER STATEMENT, INSTRUMENT OR TRANSACTION CONTEMPLATED HEREBY OR RELATING HERETO.

     AT THE OPTION OF LENDER, THIS NOTE MAY BE ENFORCED IN ANY FEDERAL COURT OR SOUTH DAKOTA CIRCUIT COURT SITTING IN GRANT OR MINNEHAHA COUNTY, SOUTH DAKOTA; AND BORROWER CONSENTS TO THE JURISDICTION AND VENUE OF ANY SUCH COURT AND WAIVES ANY ARGUMENT THAT VENUE IN SUCH FORUMS IS NOT CONVENIENT. IN THE EVENT BORROWER COMMENCES ANY ACTION IN ANOTHER JURISDICTION OR VENUE UNDER ANY TORT OR CONTRACT THEORY ARISING DIRECTLY OR INDIRECTLY FROM THE RELATIONSHIP CREATED BY THIS NOTE, LENDER AT ITS OPTION SHALL BE ENTITLED TO HAVE THE CASE

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TRANSFERRED TO ONE OF THE JURISDICTIONS AND VENUES ABOVE-DESCRIBED, OR IF SUCH
TRANSFER CANNOT BE ACCOMPLISHED UNDER APPLICABLE LAW, TO HAVE SUCH CASE DISMISSED WITHOUT PREJUDICE.

     Borrower and Lender each irrevocably waives any and all right to trial by jury in any legal proceeding arising out of or relating to this Note or any of the Loan Documents (as defined in the Loan Agreement) or the transactions contemplated hereby or thereby.

                                           NORTHERN LIGHTS ETHANOL, LLC

                                           By:  /s/ Delton Strasser
                                               -----------------------------
                                                 Print Name: Delton Strasser
                                                 Its: Chairman of the Board

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See "Prepared by and Recording Information" on last page hereof

                          MORTGAGE, SECURITY AGREEMENT,
                         ASSIGNMENT OF LEASES AND RENTS
                         AND FIXTURE FINANCING STATEMENT
                             (CONSTRUCTION MORTGAGE)

     This Mortgage, Security Agreement, Assignment of Leases and Rents and Fixture Financing Statement (this "Mortgage") is made as of July 11, 2001, by Northern Lights Ethanol, LLC, a South Dakota limited liability company ("Borrower"), having its principal offices at Milbank, South Dakota, in favor of U.S. Bank National Association, a national banking association ("Lender"), having its principal offices at 141 North Main Avenue, Sioux Falls, South Dakota.

                                R E C I T A L S:

     A. Lender has lent, or conditionally agreed to lend, to Borrower the principal sum of Thirty-One Million One Hundred Thousand and no/100 Dollars ($31,100,000.00) (the "Loan"), to be repaid with interest thereon, as evidenced by Borrower's Note (the "Note", which term shall include any amendment, modification, supplement, extension, renewal, replacement or restatement thereof), which Loan is the subject of a Loan Agreement between Borrower and Lender (the "Loan Agreement", which term shall include any amendment, modification, supplement, extension, renewal, replacement or restatement thereof). The Note, the Loan Agreement and any other Loan Document (as defined in the Loan Agreement) are each dated the same date as this Mortgage, are hereby incorporated by reference, and, together with this Mortgage, as any of the same may be amended, modified, supplemented, extended, renewed, replaced or restated, are sometimes collectively referred to as the "Loan Documents".

     B. The obligations secured by this Mortgage (the "Obligations") are as follows:

     (i) the principal amount of $31,100,000.00 or so much thereof as may be advanced by Lender under the Note and pursuant to the Loan Agreement; plus

     (ii) interest on the amount advanced and unrepaid, at the interest rate or rates provided in the Note; plus

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     (iii) all other amounts payable by Borrower and all other agreements of
     Borrower under the Loan Documents as the same now exist or may hereafter be amended.

     (iv) all of Borrower's other obligations of performance under the Loan Agreement and the other Loan Documents.

     C. The Obligations shall mature on or before December 31, 2009 (the "Maturity Date").

     D. The maximum principal indebtedness secured hereby is Thirty-One Million One Hundred Thousand and no/100 Dollars ($31,100,000.00), plus amounts which may be advanced by Lender in protection of the Mortgaged Property or this Mortgage.

     E. Borrower holds a leasehold interest in land described in Exhibit A under the terms and conditions of a Big Stone Plant Property Lease with Big Stone-Grant Development and Transportation, L.L.C., dated April 18, 2001 (the "Big Stone Plant Property Lease"), which Lease has been filed for record in the Office of the Register of Deeds, Grant County, South Dakota, on September 14, 2001, and recorded in Book 223 of Misc. on page 704, as Document Number 199861.

     F. Borrower holds ingress and egress easements rights on certain land and railroad spur lines identified in Exhibit A under the terms and conditions of an access and rail agreement dated April 18, 2001, granted by Otter Tail Corporation, f/k/a Otter Tail Power Company; Montana-Dakota Utilities Co., a division of MDU Resources Group, Inc., f/k/a Montana-Dakota Utilities Co.; and Northwestern Public Service, a division of NorthWestern Corporation, f/k/a Northwestern Public Service Company (collectively the "Big Stone Plant Co-Owners") (the "Access and Rail Agreement").

     NOW, THEREFORE, Borrower, in consideration of Lender making the Loan, and to secure the Loan and payment and performance of the Obligations, hereby grants, bargains, sells, conveys and mortgages to Lender, its successors and assigns, forever, with power of sale, and grants to Lender, its successors and assigns, a security interest in, the following, all of which is called the "Mortgaged Property":

                            A. LAND AND IMPROVEMENTS

Borrower's leasehold interest in and to the land described in the Big Stone Plant Property Lease and the Borrower's easement rights and other rights in and to the land described in

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the Access and Rail Agreement and all hereditaments, easements and appurtenances thereto, whether now existing or hereafter acquired by Borrower (collectively the "Land"), and all improvements and structures thereon, whether presently or in the future placed or located thereon (the "Improvements"); and

                        B. FIXTURES AND PERSONAL PROPERTY

     All fixtures (the "Fixtures"), and all machinery, equipment and personal property (collectively the "Personal Property") now or hereafter located on, in or under the Land and the Improvements, or usable in connection with the Land or the Improvements, and which are owned by Borrower or in which Borrower has an interest, including any construction and building materials stored on and to be included in the Improvements, plus any repairs, replacements and betterments to any of the foregoing and the proceeds and products thereof; and

                               C. LEASES AND RENTS

     All rights of Borrower with respect to tenants or occupants now or hereafter occupying any part of the Land or the Improvements, if any, including all leases and licenses and rights in connection therewith, whether oral or written (collectively the "Leases"), and all rents, income, both from services and occupation, royalties, revenues and payments, including prepayments and security deposits (collectively the "Rents"), which are now or hereafter due or to be paid in connection with the Land, the Improvements, the Fixtures or the Personal Property; and

                             D. GENERAL INTANGIBLES

     All general intangibles of Borrower which relate to any of the Land, the Improvements, the Fixtures, the Personal Property, the Leases or the Rents, including proceeds of insurance and condemnation or conveyance of the Land and the Improvements, accounts, trade names, contract rights, accounts receivable and bank accounts; and

                     E. AFTER ACQUIRED PROPERTY AND PROCEEDS

     All after acquired property similar to the property herein described and conveyed which may be subsequently acquired by Borrower and used in connection with the Land, the Improvements, the Fixtures, the Personal Property and other property; and all cash and non-cash proceeds and products of all of the foregoing property.

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     TO HAVE AND TO HOLD the same, and all estate therein, together with all the rights, privileges and appurtenances thereunto belonging, to the use and benefit of Lender, its successors and assigns, forever.

     PROVIDED NEVERTHELESS, should Borrower pay and perform all the Obligations, then these presents will be of no further force and effect, and this Mortgage shall be satisfied by Lender, at the expense of Borrower.

     This Mortgage also constitutes a security agreement within the meaning of the Uniform Commercial Code as in effect in the State of South Dakota (the "UCC"), with respect to all property described herein as to which a security interest may be granted and/or perfected pursuant to the UCC, and is intended to afford Lender, to the fullest extent allowed by law, the rights and remedies of a secured party under the UCC.

     BORROWER FURTHER agrees as follows:

                                    ARTICLE I

                                   AGREEMENTS

     Section 1.1 PERFORMANCE OF OBLIGATIONS; INCORPORATION BY REFERENCE. Borrower shall pay and perform the Obligations. Time is of the essence hereof. All of the covenants, obligations, agreements, warranties and representations of Borrower contained in the Loan Agreement and the other Loan Documents and all of the terms and provisions thereof, are hereby incorporated herein and made a part hereof by reference as if fully set forth herein.

     Section 1.2 FURTHER ASSURANCES. If Lender requests, Borrower shall sign and deliver and cause to be recorded as Lender shall direct any further mortgages, instruments of further assurance, certificates and other documents as Lender reasonably may consider necessary or desirable in order to perfect, continue and preserve the Obligations and Lender's rights, title, estate, liens and interests under the Loan Documents. Borrower further agrees to pay to Lender, upon demand, all costs and expenses incurred by Lender in connection with the preparation, execution, recording, filing and refining of any such documents, including attorneys' fees and title insurance costs.

     Section 1.3 SALE, TRANSFER, ENCUMBRANCE. If Borrower sells, conveys, transfers or otherwise disposes of, or encumbers, any part of its interest in the Mortgaged Property,

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whether voluntarily, involuntarily or by operation of law, without the prior written consent of Lender, Lender shall have the option to declare the Obligations immediately due and payable without notice. Included within the foregoing actions requiring prior written consent of Lender are: (a) sale by deed or contract for deed; (b) mortgaging or granting a lien on the Mortgaged Property; and (c) a transfer which changes the persons in control of Borrower or which transfers more than 25% of the beneficial interest in Borrower, except for transfers to Affiliates as defined in the Loan Agreement; and (d) Borrower's entry into a Lease. Borrower shall give notice of any proposed action to Lender at least thirty (30) days prior to taking such action. Borrower shall pay all costs and expenses incurred by Lender in evaluating any such action. Lender may condition such consent upon modification of the Loan Documents or payment of fees. No such action shall relieve Borrower from liability for the Obligations. The consent by Lender to any action shall not constitute a waiver of the necessity of such consent to any subsequent action.

     Section 1.4 INSURANCE. Borrower shall obtain, maintain and keep in full force and effect (and upon request of Lender shall furnish to Lender copies of) policies of insurance as described in, and meeting the requirements set forth in, Exhibit B attached hereto, and upon request of Lender shall furnish to Lender proof of payment of all premiums for such insurance. At least ten (10) days prior to the termination of any such coverage, Borrower shall provide Lender with evidence satisfactory to Lender that such coverage will be renewed or replaced upon termination with insurance that complies with the provisions of this Section. Borrower, at its sole cost and expense, from time to time when Lender shall so request, will provide Lender with evidence, in a form acceptable to Lender, of the full insurable replacement cost of the Mortgaged Property. All property (including boiler and machinery) and liability insurance policies maintained by Borrower pursuant to this Section shall (i) include effective waivers by the insurer of all claims for insurance premiums against Lender, and
(ii) provide that any losses shall be payable notwithstanding (a) any act of negligence by Borrower or Lender, (b) any foreclosure or other proceedings or notice of foreclosure sale relating to the Mortgaged Property, or (c) any release from liability or waiver of subrogation rights granted by the insured. All insurance policies maintained by Borrower pursuant to the foregoing provisions shall respond on a primary basis relative to any other insurance carried by Lender in the event of loss. Insurance terms not otherwise defined herein shall be interpreted consistent with insurance industry usage.

     Section 1.5 TAXES, LIENS AND CLAIMS, UTILITIES. Except as otherwise provided in the Loan Agreement, Borrower, at least give (5) days before any penalty attaches thereto, shall pay and discharge, or cause to be paid and discharged, all taxes, assessments and

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governmental charges and levies (collectively "Impositions") imposed upon or against the Mortgaged Property or the Rents, or upon or against the Obligations, or upon or against the interest of Lender in the Mortgaged Property or the Obligations, except Impositions measured by the income of Lender. Borrower shall provide evidence of such payment at Lender's request. Except as otherwise provided in the Loan Agreement, Borrower shall keep the Mortgaged Property free and clear of all liens, encumbrances, easements, covenants, conditions, restrictions and reservations (collectively "Liens") except those listed on Exhibit A attached hereto (the "Permitted Encumbrances"). Borrower shall pay or cause to be paid when due all charges or fees for utilities and services supplied to the Mortgaged Property. Notwithstanding anything to the contrary contained in this Section, Borrower shall not be required to pay or discharge any Imposition or Lien so long as Borrower shall in good faith, and after giving notice to Lender, contest the same by appropriate legal proceedings. If Borrower contests any Imposition or Lien against the Mortgaged Property, Borrower shall provide such security to Lender as Lender shall reasonably require against loss or impairment of Borrower's ownership of or Lender's lien on the Mortgaged Property and shall in any event pay such Imposition or Lien before loss or impairment occurs.

     Section 1.6 ESCROW PAYMENTS. If requested by Lender, Borrower shall deposit with Lender monthly on the same date as payments are due under the Note the amount reasonably estimated by Lender to be necessary to enable Lender to pay, at least five (5) days before they become due, all Impositions against the Mortgaged Property and the premiums upon all insurance required hereby to be maintained with respect to the Mortgaged Property. All funds so deposited shall secure the Obligations. Such deposits shall be held by Lender, or its nominee, in a non-interest bearing account and may be commingled with other funds. Such deposits shall be used to pay such Impositions and insurance premiums when due. Any excess sums so deposited shall be retained by Lender and shall be applied to pay said items in the future, unless the Obligations have been paid and performed in full, in which case all excess sums so paid shall be refunded to Borrower. Upon the occurrence of an Event of Default, Lender may apply any funds in said account against the Obligations in such order as Lender may determine.

     Section 1.7 MAINTENANCE AND REPAIR, COMPLIANCE WITH LAWS. Borrower shall cause the Mortgaged Property to be operated, maintained and repaired in safe and good repair, working order and condition, reasonable wear and tear excepted; shall not commit or permit waste thereof; except as provided in any Loan Document, shall not remove, demolish or substantially alter the design or structural character of any Improvements without the prior written consent of Lender; shall complete or cause to be completed forthwith any Improvements which are now or may hereafter be under construction upon

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the Land; shall comply or cause compliance with all laws, statutes, ordinances and codes, and governmental rules, regulations and requirements, applicable to the Mortgaged Property or the manner of using or operating the same, and with any covenants, conditions, restrictions and reservations affecting the title to the Mortgaged Property, and with the terms of all insurance policies relating to the Mortgaged Property; and shall obtain and maintain in full force and effect all consents, permits and licenses necessary for the use and operation of the Mortgaged Property.

     Section 1.8 LEASES UNDER WHICH BORROWER IS LANDLORD.

     (a) Borrower shall not enter into, modify, amend, cancel or terminate any Leases without Lender's prior written consent, and shall furnish to Lender, upon execution, a complete and fully executed copy of each of the Leases.

     (b) Borrower shall, at its cost and expense, perform each obligation to be performed by Borrower under each of the Leases; not borrow against, pledge or further assign any rents or other payments due thereunder; not permit the prepayment of any rents or other payments due for more than thirty (30) days in advance; and not permit any Tenant to assign its Lease or sublet the premises covered by its Lease, unless required to do so by the terms thereof and then only if such assignment does not work to relieve the Tenant of any liability for performance of its obligations thereunder.

     (c) If any Tenant shall default under its Lease, Borrower shall, in the ordinary course of business, exercise sound business judgment with respect to such default, but may discount, compromise, forgive or waive claims or discharge the Tenant from its obligations under the Lease or terminate or accept a surrender of the Lease.

     (d) If Borrower fails to perform any obligations of Borrower under any Leases or if Lender becomes aware of or is notified by any Tenant of a failure on the part of Borrower to so perform, Lender may, but shall not be obligated to, without waiving or releasing Borrower from any obligation in this Agreement or any of the other Loan Documents, remedy such failure, and Borrower agrees to repay upon demand all sums incurred by Lender in remedying any such failure, together with interest thereon from the date incurred at the Default Rate (as defined in the Note).

     (e) For purposes of this Section, the defined terms shall have the meanings provided in this Mortgage, including the following defined terms:

     (i) "LEASE": Any lease or other document or agreement, written or oral, permitting any Person, other than Borrower, to use or occupy any part of the Mortgaged Property.

     (ii) "TENANT": Any Person, other than Borrower, using or occupying any part of the Mortgaged Property pursuant to a Lease.

     (f) Nothing in this Section 1.8 constitutes consent by Lender to Borrower entering into any Lease, and it is acknowledged that Borrower's entry into a Lease without the Lender's prior written consent is a violation of Section 3.1 of this Agreement.

     Section 1.9 INDEMNITY. Borrower shall indemnify Lender and its directors, officers, agents and employees (collectively the "Indemnified Parties") against, and hold the Indemnified Parties harmless from, all losses, damages, suits, claims, judgments, penalties, fines, liabilities, costs and expenses by reason of, or on account of, or in connection with the construction, reconstruction or alteration of the Mortgaged Property, or any accident, injury, death or damage to any person or property occurring in, on or about the Mortgaged Property or any street, drive, sidewalk, curb or passageway adjacent thereto. The indemnity contained in this Section shall include costs of defense of any such claim asserted against an Indemnified Party, including attorneys' fees. The indemnity contained in this Section shall survive payment and performance of the Obligations and satisfaction and release of this Mortgage and any foreclosure thereof or acquisition of title by deed in lieu of foreclosure.

     Section 1.10 BIG STONE PROPERTY LEASE; ACCESS RAIL AGREEMENT

     (a) Borrower shall not modify, amend, cancel or terminate the Big Stone Plant Property Lease or the Access Rail Agreement without the Lender's prior written consent.

     (b) Borrower shall, at its cost and expense, timely perform each obligation to be performed by Borrower under the Big Stone Plant Property Lease and the Access and Rail Agreement.

     (c) If Borrower fails to timely perform any obligations of Borrower under the Big Stone Plant Property Lease, the Access and Rail Agreement or if Lender becomes aware of or is notified by Big Stone-Grant Industrial Development and Transportation, L.L.C., the Big Stone Plant Co-Owners or any other party or a failure on the part of Borrower to so perform, Lender may, but shall not be obligated to, without waiving or releasing Borrower from any obligation in this Agreement or any of the other Loan

Documents, remedy such failure, and Borrower agrees to repay upon demand all sums incurred by Lender in remedying any such failure, together with interest thereon from the date incurred at the Default Rate (as defined in the Note).

                                   ARTICLE II

                         REPRESENTATIONS AND WARRANTIES

     Borrower makes the following representations and warranties:

     Section 2.1 OWNERSHIP, LIENS, COMPLIANCE WITH LAWS. Borrower owns the Mortgaged Property free from all Liens, except the Permitted Encumbrances. All applicable zoning, environmental, land use, subdivision, building, fire, safety and health laws, statutes, ordinances, codes, rules, regulations and requirements affecting the Mortgaged Property permit the current use and occupancy thereof, and Borrower has obtained all consents, permits and licenses required for such use. Borrower has examined and is familiar with all applicable covenants, conditions, restrictions and reservations, and with all applicable laws, statutes, ordinances, codes and governmental rules, regulations and requirements affecting the Mortgaged Property, and the Mortgaged Property complies with all of the foregoing.

     Section 2.2 USE. The Mortgaged Property is not homestead property nor is it agricultural property or in agricultural use.

     Section 2.3 UTILITIES, SERVICES. The Mortgaged Property is serviced by all necessary public utilities, and all such utilities are operational and have sufficient capacity.

     Section 2.4 ACCESS AGREEMENT. The Access and Rail Agreement is in full force and effect, and has not been amended, modified, terminated or cancelled, and there is no default by Borrower thereunder, nor any statement of facts or circumstances which, with the giving of notice or the lapse of time or both, would constitute a default by Borrower thereunder or entitle the Big Stone Plant Co-Owners to terminate the Access and Rail Agreement; nor has Borrower received or given any notice of default or termination.

     Section 2.5 BIG STONE PLANT PROPERTY LEASE. The Lease is in full force and effect, and has not been amended, modified, terminated or cancelled, and there is no default by Borrower thereunder, nor any statement of facts or circumstances which, with the giving of notice or the lapse of time or both, would constitute a default by Borrower thereunder or entitle Big Stone-Grant Industrial Development and Transportation, L.L.C. to terminate the Big Stone Plant Property Lease, nor has Borrower received or given any notice of default or termination. Borrower has provided Lender a true and correct copy of the Big Stone Property Lease and the Access Rail Agreement.

                                   ARTICLE III

                             CASUALTY; CONDEMNATION

     Section 3.1 CASUALTY, REPAIR PROOF OF LOSS. If any portion of the Mortgaged Property shall be damaged or destroyed by any cause (a "Casualty"), Borrower shall:

          (a) give immediate notice to the Lender; and

          (b) promptly commence and diligently pursue to completion (in accordance with plans and specifications approved by Lender) the restoration, repair and rebuilding of the Mortgaged Property as nearly as possible to its value, condition and character immediately prior to the Casualty; and

     (c) if the Casualty is covered by insurance, immediately make proof of loss and collect all insurance proceeds, all such proceeds to be payable to Lender or as Lender shall direct. If an Event of Default shall be in existence, or if Borrower shall fail to provide notice to Lender of filing proof of loss, or if Borrower shall not be diligently proceeding, in Lender's reasonable opinion, to collect such insurance proceeds, then Lender may, but is not obligated to, make proof of loss, and is authorized, but is not obligated, to settle any claim with respect thereto, and to collect the proceeds thereof. Borrower shall not accept any settlement of an insurance claim, the result of which shall be a payment which is $100,000.00 or more less than the full amount of the claim, without the prior written consent of Lender.

     Section 3.2 USE OF INSURANCE PROCEEDS. Lender shall make the net insurance proceeds received by it (after reimbursement of Lender's out-of pocket costs of collecting and disbursing the same) available to Borrower to pay the cost of restoration, repair and rebuilding of the Mortgaged Property, subject to the following conditions:

     (a) There shall be no Event of Default in existence at the time of any disbursement of the insurance proceeds.

     (b) Lender shall have determined, in its reasonable discretion, that the cost of restoration, repair and rebuilding is and will be equal to or less than the amount of insurance proceeds and other funds deposited by Borrower with Lender.

     (c) Lender shall have determined, in its reasonable discretion, that the restoration, repair and rebuilding can be completed in accordance with plans and specifications approved by Lender (such approval not to be unreasonably withheld), in accordance with codes and ordinances and in accordance with the terms, and within the time requirements in order to prevent termination, of the Big Stone Plant Property Lease, the Access and Rail Agreement or any other Lease, and in any event not less than six (6) months prior to the Maturity Date.

     (d) All funds shall be disbursed, at Lender's option, in accordance with Lender's customary disbursement procedures for construction loans.

     (e) The Casualty shall have occurred more than twelve (12) months prior to the Maturity Date.

If any of these conditions shall not be satisfied, then Lender shall have the right to use the insurance proceeds to prepay the Loan in accordance with the Note. If any insurance proceeds shall remain after completion of the restoration, repair and rebuilding of the Mortgaged Property, they shall be disbursed to Borrower, or at the Lender's discretion, used to prepay the Loan in accordance with the Note.

     Section 3.3 CONDEMNATION. If any portion of the Mortgaged Property shall be taken, condemned or acquired pursuant to exercise of the power of eminent domain or threat thereof (a "Condemnation"), Borrower shall:

     (a) give immediate notice thereof to Lender, and send a copy of each document received by Borrower in connection with the Condemnation to Lender promptly after receipt; and

     (b) diligently pursue any negotiation and prosecute any proceeding in connection with the Condemnation at Borrower's expense. If an Event of Default shall be in existence, or if Borrower, in Lender's reasonable opinion, shall not be diligently negotiating or prosecuting the claim, Lender is authorized, but not required, to negotiate and prosecute the claim and appear at any hearing for itself and on behalf of Borrower and to compromise or settle all compensation for the

     Condemnation. Lender shall not be liable to Borrower for any failure by Lender to collect or to exercise diligence in collecting any such compensation. Borrower shall not compromise or settle any claim resulting from the Condemnation if such settlement shall result in payment of One Hundred Thousand and No/100 Dollars ($100,000.00) or more less than Lender's reasonable estimate of the damages therefrom. All awards shall be paid to Lender.

     Section 3.4 USE OF CONDEMNATION PROCEEDS. Lender shall make the net proceeds of any Condemnation received by it (after reimbursement of Lender's out-of-pocket costs of collecting and disbursing the same) available to Borrower for restoration, repair and rebuilding of the Mortgaged Property, subject to the following conditions:

     (a) There shall be no Event of Default in existence at the time of any disbursement of the condemnation proceeds.

     (b) Lender shall have determined, in its reasonable discretion, that the cost of restoration, repair and rebuilding is and will be equal to or less than the amount of condemnation proceeds and other funds deposited by Borrower with Lender.

     (c) Lender shall have determined, in its reasonable discretion, that the restoration, repair and rebuilding can be completed in accordance with plans and specifications approved by Lender (such approval not to be unreasonably withheld), in accordance with codes and ordinances and in accordance with the terms, and within the time requirements in order to prevent termination, of the Big Stone Plant Property Lease, the Access and Rail Agreement or any other Lease, and in any event not less than six (6) months prior to the Maturity Date.

     (d) All funds shall be disbursed, at Lender's option, in accordance with Lender's customary disbursement procedures for construction loans.

     (e) The Condemnation shall have occurred more than twelve (12) months prior to the Maturity Date.

If any of these conditions shall not be satisfied, then Lender shall have the right to use the condemnation proceeds to prepay the Loan in accordance with the Note. If any condemnation proceeds shall remain after completion of the restoration, repair and rebuilding of the Mortgaged Property, they shall be disbursed to Borrower, or at Lender's discretion, used to prepay the Loan in accordance with the Note.

                                   ARTICLE IV

                              DEFAULTS AND REMEDIES

     Section 4.1 EVENTS OF DEFAULT. An Event of Default, as defined in the Loan Agreement, shall constitute an Event of Default hereunder.

     Section 4.2 REMEDIES. Upon the occurrence of an Event of Default described in the Loan Agreement, and upon the expiration of the applicable cure period stated therein, if any, all of the Obligations shall be accelerated and become immediately due and payable without notice or declaration to Borrower. The Obligations shall be due and payable without presentment, demand or further notice of any kind. Lender shall have the right to proceed to protect and enforce its rights by one or more of the following remedies:

            (a) LENDER SHALL HAVE THE RIGHT TO BRING SUIT either for damages, for specific performance of any agreement contained in any Loan Document, for the foreclosure of this Mortgage, or for the enforcement of any other appropriate legal or equitable remedy.

     (b) LENDER SHALL HAVE THE RIGHT TO SELL THE MORTGAGED PROPERTY AT PUBLIC AUCTION AND CONVEY THE SAME TO THE PURCHASER IN FEE SIMPLE, as provided by law, Borrower to remain liable for any deficiency. Said sale may be as one tract or otherwise, at the sole option of Lender. In the event of any sale of the Mortgaged Property pursuant to any judgment or decree of any court or at public auction or otherwise in connection with the enforcement of any of the terms of this Mortgage, Lender, its successors or assigns, may become the purchaser, and for the purpose of making settlement for or payment of the purchase price, shall be entitled to deliver over and use the Note and any claims for interest accrued and unpaid thereon, together with all other sums, with interest, advanced or secured hereby and unpaid hereunder, in order that there may be credited as paid on the purchase price the total amount of the Obligations then due, including principal and interest on the Note and all other sums, with interest, advanced or secured hereby and unpaid hereunder or under any of the other Loan Documents.

     (c) LENDER SHALL HAVE THE RIGHT TO OBTAIN THE APPOINTMENT OF A RECEIVER at any time after the occurrence of an Event of Default. Lender may apply for the appointment of a receiver to the circuit court for the county where the Mortgaged Property or any part thereof is located, by an action separate from any foreclosure of this Mortgage pursuant to SDCL Chap. 21-21, or as a part of the foreclosure action under SDCL Chap. 21-47 or SDCL Chap. 21-48 (it being agreed that the existence of a foreclosure pursuant to SDCL Chapter 21-47 or SDCL Chap. 21-48 is not a prerequisite to any action for a receiver hereunder). Lender shall be entitled to the appointment of a receiver without regard to waste, adequacy of the security or solvency of Borrower. The receiver, who shall be an experienced property manager, shall collect (until the Obligations are fully paid and satisfied and, in the case of a foreclosure sale, during the entire redemption period) the Rents, and shall manage the Mortgaged Property, execute Leases within or beyond the period of the receivership if approved by the court and apply all rents, profits and other income collected by him in the following order:

           (i) to the payment of all reasonable fees of the receiver, if any, approved by the court;

           (ii) to the repayment of tenant security deposits, with interest thereon;

           (iii) to the payment when due of delinquent or current real estate taxes or special assessments with respect to the Mortgaged Property, or the periodic escrow for the payment of the same;

           (iv) to the payment when due of premiums for insurance of the type required by this Mortgage, or the periodic escrow for the payment of the same;

           (v) to the payment of all expenses for normal maintenance of the Mortgaged Property; and

           (vi) the balance to Lender (a) if received prior to the commencement of a foreclosure, to be applied to the Obligations, in such order as Lender may elect and (b) if received after the commencement of a foreclosure, to be applied to the amount required to be paid to effect a reinstatement prior to foreclosure sale, or, after a foreclosure sale to any deficiency and thereafter to the amount required to be paid to effect a redemption, with any excess to be paid to Borrower. Provided, that if this Mortgage is not reinstated nor the Mortgaged Property redeemed as provided by applicable law, the entire amount paid to Lender pursuant hereto shall be the property of Lender together with all or any part of the Mortgaged Property acquired through foreclosure.

     Lender shall have the right, at any time and without limitation, to advance money to the receiver to pay any part or all of the items which the receiver should otherwise pay if cash were available from the Mortgaged Property and sums so advanced, with interest at the Default Rate set forth in the Note, shall be secured hereby, or if advanced during the period of redemption shall be part of the sum required to be paid to redeem from the sale.

     (d) LENDER SHALL HAVE THE RIGHT TO COLLECT THE RENTS from the Mortgaged Property and apply the same in the manner hereinbefore provided with respect to a receiver. For that purpose, Lender may enter and take possession of the Mortgaged Property and manage and operate the same and take any action which, in Lender's judgment, is necessary or proper to collect the Rents and to conserve the value of the Mortgaged Property. Lender may also take possession of, and for these purposes use, any and all of the Personal Property. The expense (including any receiver's fees, attorneys' fees, costs and agent's compensation) incurred pursuant to the powers herein contained shall be secured by this Mortgage. Lender shall not be liable to account to Borrower for any action taken pursuant hereto other than to account for any Rents actually received by Lender. Enforcement hereof shall not cause Lender to be deemed a mortgagee in possession unless Lender elects in writing to be a mortgagee IN possession.

     (e) LENDER SHALL HAVE THE RIGHT TO ENTER AND TAKE POSSESSION of the Mortgaged Property and manage and operate the same in conformity with all applicable laws and take any action which, in Lender's judgment, is necessary or proper to conserve the value of the Mortgaged Property.

     (f) LENDER SHALL HAVE ALL OF THE RIGHTS AND REMEDIES PROVIDED IN THE UNIFORM COMMERCIAL CODE including the right to proceed under the Uniform Commercial Code provisions governing default as to any Personal Property separately from the real estate included within the Mortgaged Property, or to proceed as to all of the Mortgaged Property in accordance with its rights and remedies in respect of said real estate. If Lender should elect to proceed separately as to such Personal Property, Borrower agrees to make such Personal Property available to Lender at a place or places acceptable to Lender, and if any notification of intended disposition of any of such Personal Property is required by law, such notification shall be deemed reasonably and properly given if given at least ten (10) days before such disposition in the manner hereinafter provided.

     (g) LENDER SHALL HAVE THE RIGHT TO FILE PROOF OF CLAIM and other documents as may be necessary or advisable in order to have its claims allowed in any receivership, insolvency, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceedings affecting Borrower, its creditors or its property, for the entire amount due and payable by Borrower in respect of the Obligations at the date of the institution of such proceedings, and for any additional amounts which may become due and payable by Borrower after such date.

Each remedy herein specifically given shall be in addition to every other right now or hereafter given or existing at law or in equity, and each and every right may be exercised from time to time and as often and in such order as may be deemed expedient by Lender and the exercise or the beginning of the exercise of one right shall not be deemed a waiver of the right to exercise at the same time or thereafter any other right. Lender shall have all rights and remedies available under the law in effect now and/or at the time such rights and remedies are sought to be enforced, whether or not they are available under the law in effect on the date hereof.

     Section 4.3 EXPENSES OF EXERCISING RIGHTS, POWERS AND REMEDIES. The reasonable expenses (including any receiver's fees, attorneys' fees, appraisers' fees, environmental engineers' and/or consultants' fees, costs incurred for documentary and expert evidence, stenographers' charges, publication costs, costs (which may be estimated as to items to be expended after entry of the decree of foreclosure) of procuring all abstracts of title, continuations of abstracts of title, title searches and examinations, title insurance policies and commitments and extensions therefor, Torrens duplicate certificates of title, UCC and chattel lien searches, and similar data and assurances with respect to title as Lender may deem reasonably necessary either to prosecute any foreclosure action or to evidence to bidders at any sale which may be had pursuant to any foreclosure decree the true condition of the title to or the value of the Mortgaged Property, and agent's compensation) incurred by Lender after the occurrence of any Event of Default and/or in pursuing the rights, powers and remedies contained in this Mortgage shall be immediately due and payable by Borrower, with interest thereon from the date incurred at the Default Rate set forth in the Note, and shall be added to the indebtedness secured by this Mortgage.

     Section 4.4 RESTORATION OF POSITION. In case Lender shall have proceeded to enforce any right under this Mortgage by foreclosure, sale, entry or otherwise, and such proceedings shall have been discontinued or abandoned for any reason or shall have been determined adversely, then, and in every such case, Borrower and Lender shall be restored to their former positions and rights hereunder with respect to the Mortgaged Property subject to the lien hereof.

     Section 4.5 MARSHALING. Borrower, for itself and on behalf of all persons, parties and entities which may claim under Borrower, hereby waives all requirements of law relating to the marshalling of assets, if any, which would be applicable in connection with the enforcement by Lender of its remedies for an Event of Default hereunder, absent this waiver. Lender shall not be required to sell or realize upon any portion of the Mortgaged Property before selling or realizing upon any other portion thereof.

     Section 4.6 WAIVERS. No waiver of any provision hereof shall be implied from the conduct of the parties. Any such waiver must be in writing and must be signed by the party against which such waiver is sought to be enforced. The waiver or release of any breach of the provisions set forth herein to be kept and performed shall not be a waiver or release of any preceding or subsequent breach of the same or any other provision. No receipt of partial payment after acceleration of any of the Obligations shall waive the acceleration. No payment by Borrower or receipt by Lender of a lesser amount than the full amount secured hereby shall be deemed to be other than on account of the sums due and payable hereunder, nor shall any endorsement or statement on any check or any letter accompanying any check or payment be deemed an accord and satisfaction, and Lender may accept any check or payment without prejudice to Lender's right to recover the balance of such sums or to pursue any other remedy provided in this Mortgage. The consent by Lender to any matter or event requiring such consent shall not constitute a waiver of the necessity for such consent to any subsequent matter or event.

     Section 4.7 LENDER'S RIGHT TO CURE DEFAULTS. If Borrower shall fail to comply with any of the terms of the Loan Documents with respect to the procuring of insurance, the payment of taxes, assessments and other charges, the keeping of the Mortgaged Property in repair, or any other term contained herein or in any of the other Loan Documents, Lender may make advances to perform the same without releasing Borrower from any of the Obligations. Borrower agrees to repay upon demand all sums so advanced and all sums expended by Lender in connection with such performance, including without limitation attorneys' fees, with interest at the Default Rate set forth in the Note from the dates such advances are made, and all sums so advanced and/or expenses incurred, with interest, shall be secured hereby, but no such advance and/or incurring of expense by

Lender, shall be deemed to relieve Borrower from any default hereunder or under any of the other Loan Documents, or to release Borrower from any of the Obligations.

     Section 4.8 SUITS AND PROCEEDINGS. Lender shall have the power and authority, upon prior notice to Borrower, to institute and maintain any suits and proceedings as Lender may deem advisable to (i) prevent any impairment of the Mortgaged Property by any act which may be unlawful or by any violation of this Mortgage, (ii) preserve or protect its interest in the Mortgaged Property, or (iii) restrain the enforcement of or compliance with any legislation or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid, if, in the sole opinion of Lender, the enforcement of or compliance with such enactment, rule or order might impair the security hereunder or be prejudicial to Lender's interest.

                                    ARTICLE V

                                  MISCELLANEOUS

     Section 5.1 BINDING EFFECT, SURVIVAL; NUMBER; GENDER. This Mortgage shall be binding on and inure to the benefit of the parties hereto, and their respective heirs, legal representatives, successors and assigns. All agreements, representations and warranties contained herein or otherwise heretofore made by Borrower to Lender shall survive the execution, delivery and foreclosure hereof. The singular of all terms used herein shall include the plural, the plural shall include the singular, and the use of any gender herein shall include all other genders, where the context so requires or permits.

     Section 5.2 SEVERABILITY. The unenforceability or invalidity of any provision of this Mortgage as to any person or circumstance shall not render that provision unenforceable or invalid as to any other person or circumstance.

     Section 5.3 NOTICES. Any notice or other communication to any party in connection with this Mortgage shall be in writing and shall be sent by manual delivery, telegram, telex, facsimile transmission, overnight courier or United States mail (postage prepaid) addressed to such party at the address specified below, or at such other address as such party shall have specified to the other party hereto in writing. All periods of notice shall be measured from the date of delivery thereof if manually delivered, from the date of sending thereof if sent by telegram, telex or facsimile transmission, from the first Business Day (as defined in the Loan Agreement) after the date of sending if sent by overnight courier, or from four days after the date of mailing if mailed. Notices shall be given to or made upon the respective parties hereto at their respective addresses set forth below:

     If to Borrower:   Northern Lights Ethanol, LLC
                       Post Office Box 225
                       Milbank, South Dakota 57252
                       Attention: Chairman of the Board
                       Telecopy No.: (605) 432-6951

     If to Lender:     U.S. Bank National Association
                       141 North Main Avenue
                       Post Office Box 5308
                       Sioux Falls, South Dakota 57117
                       Attention: Carl D. Wynja
                       Telecopy No.: (605) 333-3825

Either party may change its address for notices by a notice given not less than five (5) Business Days prior to the effective date of the change.

     Section 5.4 APPLICABLE LAW. This Mortgage and the other Loan Documents shall be construed and enforceable in accordance with, and be governed by, the laws of the State of South Dakota, without giving effect to conflict of laws or principles thereof, but giving effect to federal laws of the United States applicable to national banks. Whenever possible, each provision of this Mortgage and any other statement, instrument or transaction contemplated hereby or relating hereto, shall be interpreted in such manner as to be effective and valid under such applicable law, but, if any provision of this Mortgage or any other statement, instrument or transaction contemplated hereby or relating hereto shall be held to be prohibited or invalid under such applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Mortgage or any other statement, instrument or transaction contemplated hereby or relating hereto.

     Section 5.5 WAIVER OF JURY TRIAL. Borrower and Lender each irrevocably waives any and all right to trial by jury in any legal proceeding arising out of or relating to this Mortgage or any of the other Loan Documents or the transactions contemplated hereby or thereby.

     Section 5.6 EFFECT. This Mortgage is in addition and not in substitution for any other guarantees, covenants, obligations or other rights now or hereafter held by Lender from any other person or entity in connection with the Obligations.

     Section 5.7 ASSIGNABILITY. Lender shall have the right to assign this Mortgage, in whole or in part, or sell participation interests herein, to any person obtaining an interest in the Obligations.

     Section 5.8 HEADINGS. Headings of the Sections of this Mortgage are inserted for convenience only and shall not be deemed to constitute a part hereof.

     Section 5.9 FIXTURE FILING. This instrument shall be deemed to be a Fixture Filing within the meaning of the South Dakota Uniform Commercial Code, and for such purpose, the following information is given:

     (a)   Name and address of Debtor:

                Northern Lights Ethanol, LLC
                Post Office Box 225
                Milbank, South Dakota 57252

                Federal Tax I.D. No.: 46-0460145

     (b)   Name and address of Secured Party:

                U.S. Bank National Association
                141 North Main Avenue
                Post Office Box 5308
                Sioux Falls, South Dakota 57117

     (c) Description of the types (or items) of property covered: by this Fixture Filing: See granting clause on pages 2 and 3 hereof.

     (d) Description of real estate to which the collateral is attached or upon which it is or will be located: See Exhibit A hereto.

     Section 5.10 CONSTRUCTION MORTGAGE. This Mortgage is a Construction Mortgage within the meaning of SDCL Section 547A-9-334(h), and secures an obligation incurred for the construction of improvements on land, including acquisition cost of the land.

Some of the above-described collateral is or is to become fixtures upon the above-described real estate, and this Fixture Filing is to be filed for record in the public real estate records.

     IN WITNESS WHEREOF, Borrower has executed this Mortgage as of the date first written above.

                                            NORTHERN LIGHTS ETHANOL, LLC


                                        By:  /s/  Delton Strasser
                                            ----------------------------
                                            Name:  Delton Strasser
                                            Title: Chairman of the Board

STATE OF SOUTH DAKOTA )
                    : SS
COUNTY OF MINNEHAHA   )

     On this the 11th day of July, 2001, before me the undersigned officer, personally appeared Delton Strasser, who acknowledged himself to be the Chairman of the Board of Northern Lights Ethanol, LLC, a limited liability company, and that he, as such Chairman of the Board, being authorized so to do, executed the foregoing instrument for the purposes therein contained, by signing the name of the limited liability company by himself Chairman of the Board.

     IN WITNESS WHEREOF, I hereunto set my hand and official seal.


                                            /s/ Rosalie Kinonen
                                           --------------------------------
                                           Notary Public - South Dakota

My Commission Expires: 7-20-04

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Document Prepared By:
Jim Wiederrich
Woods, Fuller, Shultz & Smith P.C.
300 South Phillips Avenue, Suite 300
Sioux Falls, SD 57104-6392
Telephone: (605) 336-3890

After recording return to:
Carl D. Wynja, Senior Vice President
Commercial and Business Banking
US Bank
141 North Main
Sioux Falls, SD 57104

                                    EXHIBIT A

                      LEGAL DESCRIPTION (Granting Clause A)

     The Borrower holds a leasehold interest in the following described Land under the terms and conditions of the Big Stone Power Plant Lease dated April 18, 2001:

     Parcel A in the Southwest Quarter (SW 1/4) of Section Twelve (12), Township One Hundred Twenty-One (121) North, Range Forty-Seven (47) West of the Fifth Principal Meridian, Grant County, South Dakota, according to the recorded plat thereof.

     Parcel B in the Southeast Quarter (SE 1/4) of Section Eleven (11), Township One Hundred Twenty-One (121) North, Range Forty-Seven (47) West of the Fifth Principal Meridian, Grant County, South Dakota, according to the recorded plat thereof.

     The Borrower holds an ingress and egress easement rights on certain land and railroad spur lines identified in the Access and Rail Agreement dated April 18, 2001, granted by Otter Tail Corporation, f/k/a Otter Tail Power Company; Montana-Dakota Utilities Co., a division of MDU Resources Group, Inc., f/k/a Montana-Dakota Utilities Co.; Northwestern Public Service, a division of NorthWestern Corporation, f/k/a Northwestern Public Service Company and Northern Lights Ethanol, LLC:

     The Southeast Quarter (SE 1/4) of Section Eleven (11), Township One Hundred Twenty-One North (121), Range Forth-Seven (47), West of the Fifth Principal Meridian, Grant County, South Dakota;

     The Southwest Quarter (SW 1/4) of Section Twelve (12), Township One Hundred Twenty-One North (121), Range Forty-Seven (47) West of the Fifth Principal Meridian, Grant County, South Dakota;

     The Northeast Quarter (NE 1/4) and the Northwest Quarter (NW 1/4) of Section Thirteen (13), Township One Hundred Twenty-One (121) North, Range Forty-Seven (47) West of the Fifth Principal Meridian, Grant County, South Dakota; and

     The Northwest Quarter (NW 1/4), the Northeast Quarter (NE 1/4) and that portion of the Southeast Quarter (SE 1/4) lying North of the Burlington Northern Sante Fe Main line Railroad Right of Way in Section Eighteen (18), Township One Hundred Twenty-One (121) North, Range Forty-Six (46) West of the Fifth Principal Meridian, Grant County, South Dakota.

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                                    EXHIBIT B

                            (Insurance Requirements)

I.   PROPERTY INSURANCE

     As to Improvements while under construction:

     An ORIGINAL (or evidence acceptable to Lender of) Builder's Risk "All-Risk", Completed Value (Non-Reporting) Form POLICY naming Borrower as an insured, and covering the interests of all contractors (of all tiers) in the Project, reflecting coverage of 100% of the insurable replacement cost, and written by a carrier approved by Lender with a current A.M. Best Company rating of at least A:VII (which is authorized to do business in the State of South Dakota), that includes:

     Lender's Loss Payable Endorsement naming U.S. Bank National Association as Mortgagee 30-day notice to Lender in the event of cancellation or non-renewal by either party or material adverse change Replacement Cost Measure of Recovery Coverage for Foundations, Off-site (Unscheduled and Temporary Locations), Transit, Testing, Flood, Earthquake, Collapse, and Boiler and Machinery/Mechanical and Electrical Breakdown, in such amounts as Lender and Borrower mutually agree is appropriate Coverage for indirect loss exposures (customarily referred to as "soft cost" exposures), "Contingent Liability from Operation of Building Laws" coverage, "Demolition Costs" coverage, "Increased Cost of Construction" coverage, with such additional limits for such coverages as Lender may reasonably require Policy to permit partial occupancy No insurer subrogation action or recovery against any party whose interests are covered under the policy Deductible not to exceed $25,000 Coverage to become effective upon the date that concrete is first poured, or the start of any shipment of materials, machinery or equipment to the site, whichever is earlier, and to remain in effect until replaced by the permanent All Risk Property Insurance described below, or until such other time as may be mutually agreed upon by Lender and Borrower

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     As to completed Improvements:

     An ORIGINAL (or evidence acceptable to Lender of) Special Form (or so-called All Risk) Hazard Insurance POLICY naming Borrower as an insured, reflecting coverage of 100% of the replacement cost, and written by a carrier approved by Lender with a current A.M. Best Company rating of at least A:VII (which is authorized to do business in the State of South Dakota), that includes:

           --    Lender's Loss Payable Endorsement naming U.S. Bank National
                 Association as Mortgagee
           --    30-day notice to Lender in the event of cancellation or
                 non-renewal by either party or material adverse change
           --    Replacement Cost Measure or Recovery
           --    Stipulated Value/Agreed Amount Endorsement (No Coinsurance)
           --    Boiler and Machinery Coverage (including business income, extra expense coverage)
           One (1) year's business interruption, leasehold interest and/or rent loss insurance in an amount acceptable to Lender
                 Extra expense coverage in an amount acceptable to Lender
           "Contingent Liability from Operation of Building Laws" coverage, "Demolition Costs" coverage, "Increased Cost of Construction" coverage, and "Increased Time to Rebuild" Coverage, with such additional limits for such coverages as Lender may reasonably require
                 Deductible not to exceed $25,000

II.  LIABILITY INSURANCE

     An ORIGINAL (or evidence acceptable to Lender of) Commercial General Liability Insurance POLICY (Insurance Services Offices policy form title) naming Borrower as an insured, providing coverage on an "occurrence" rather than a "claims made" basis, and written by a carrier approved by Lender with a current A.M. Best Company rating of at least A:VII (which is authorized to do business in the State of South Dakota), that includes:

           Combined general liability policy limit of at least $2,000,000.00 each occurrence, applying to liability for Bodily Injury, Personal Injury and Property Damage, which combined limit may be satisfied by the limit afforded under the Commercial General Liability Policy, or by such Policy in combination with the limits afforded by an Umbrella or Excess Liability

           Policy (or policies); provided, that the coverage afforded under any such Umbrella or Excess Liability Policy is at least as broad in all material respects as that afforded by the underlying Commercial General Liability Policy Coverage for Bodily Injury, Property Damage, Personal Injury, Contractual Liability, Independent Contractors and Products-Completed Operations Liability Automobile Liability insurance covering liability for Bodily Injury and Property Damage arising out of the ownership, use, maintenance or operation of all owned, nonowned and hired automobiles and other motor vehicles utilized by Borrower in connection with the Project, which coverage may be provided under a separate policy Deductible not to exceed $25,000 Additional Insured Endorsement naming U.S. Bank National Association and a Severability of Interest provision 30-day notice to Lender in the event of cancellation or non-renewal by either party or material adverse change

III. WORKER'S COMPENSATION

     An ORIGINAL CERTIFICATE of Worker's Compensation coverage in the statutory amount, naming Borrower as an insured, written by a carrier approved by Lender, at such time as Borrower has employees.

                                    EXHIBIT C

                             PERMITTED ENCUMBRANCES

     1. An easement for the purpose of granting the right to have a Pollution Control Project located on the subject property and to have ingress and egress on and over such lands, as set forth in Easement Agreement between Montana-Dakota Utilities, Northwestern Public Service Company, and Otter Tail Power Company and Grant County, South Dakota, dated February 1, 1974, and recorded in Miscellaneous Record 159, page 169, on 2/6/74 as Document Number 149365.

     2. A non-exclusive easement for the purpose of granting the right to have transmission lines located on the subject property and to have ingress to and egress from said lines, as set forth in Easement Agreement between Montana-Dakota Utilities, Northwestern Public Service Company, and Otter Tail Power Company and Cooperative Power Association, dated July 1, 1976, and recorded in Miscellaneous Record 161, page 845, on 8/6/76 as Document Number 154178.

     3. Any rights claimed as set forth in Bill of Sale and Assignment of Easements between Otter Tail Power Company and Cooperative Power Association, dated July 1, 1976, and recorded in Miscellaneous Record 161, page 855, on 8/6/76 as Document Number 154179.

                               SECURITY AGREEMENT

     This Security Agreement is entered into between NORTHERN LIGHTS ETHANOL, LLC, a South Dakota limited liability company, as grantor and obligor (the "Borrower"), and U.S. BANK NATIONAL ASSOCIATION (the "Secured Party"), and is made effective this 11th date of July, 2001, and is executed and delivered by Borrower to Secured Party pursuant to that Loan Agreement between Borrower and Secured Party dated as of July 11, 2001 (the "Loan Agreement"):

     GRANT OF SECURITY INTEREST. To secure the Secured Obligations as defined below, the Borrower grants the Secured Party a security interest in the following described personal property (hereinafter the "Collateral"):

     All right, title and interest of Borrower in and to all of Borrower's assets and properties of all kinds and descriptions, wherever the same may now or hereafter be located, now existing and/or owned or hereafter arising and/or acquired or in which Borrower has or hereafter may acquire an interest (to the extent of such interest), including, without limitation, all of the following:

     All accounts (as defined in the UCC), now owned or hereafter created or acquired by Borrower including, without limitation, all of the following now owned or hereafter created or acquired by Borrower: (a) accounts receivable, contract rights, book debts, notes, drafts and other obligations or indebtedness owing to Borrower arising from the sale, lease or exchange of goods or other property and/or the performance of services;
     (b) Borrower's rights in, to and under all purchase orders for goods, services or other property; (c) Borrower's rights to any goods, services or other property represented by any of the foregoing (including returned or repossessed goods and unpaid sellers' rights of rescission, replevin, reclamation and rights to stoppage in transit); (d) monies due to or to become due to Borrower under all contracts for the sale, lease or exchange of goods or other property and/or the performance of services (whether or not yet earned by performance on the part of Borrower); (e) health-care insurance receivables; (f) insurance receivables for lost inventory and business interruption; and (g) proceeds of any of the foregoing and all collateral security and guaranties of any kind given by any person or entity with respect to any of the foregoing;

     All inventory (as defined in the UCC), now owned or hereafter acquired by Borrower, wherever located, including, without limitation, products intended for sale, rent, lease or other disposition and other materials and supplies (including packaging and shipping materials) used or consumed, or held for use or consumption, in the sale thereof and goods which are returned to or repossessed by Borrower;

     All general intangibles (as defined in the UCC) now owned or hereafter acquired by Borrower, including, without limitation, all right, title and interest of Borrower in and to: (a) all agreements, leases (including purchase options with respect thereto), licenses and contracts (including all rights under the agreements pursuant to which Borrower acquired or hereafter acquires any subsidiary, division or operating entity and all documents, instruments, agreements and understandings relating thereto) to which Borrower is or may become a party; (b) all obligations or indebtedness owing to Borrower (other than accounts described above) from whatever source arising; (c) all tax refunds and rights to receive tax refunds; (d) all patents and patent applications, trademarks and trademark applications or registrations, copyrights and copyright applications or registrations, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, logos and other business identifiers and other intellectual property; (e) all rights to refunds or indemnification (including, without limitation, all amounts refunded or paid to Borrower as a result of such amounts being deemed voidable transfers in any insolvency or bankruptcy proceeding), contribution and subrogation; (f) all causes of action, choses in action and judgments; and (g) all trade secrets, know how, corporate and other business records and other confidential information relating to the business of Borrower; the prices which Borrower obtains for its services or at which it sells merchandise; estimating and cost procedures; profit margins; policies and procedures pertaining to the sale of products and services; information concerning suppliers of Borrower; and information concerning the manner of operation, business plans, projections, and all other information of any kind or character, whether or not reduced in writing, with respect to the conduct by Borrower of its business not generally known by the public; (h) all payment intangibles; (i) all software; (j) all websites; (k) all partnership and limited liability partnership interests; and (l) all membership interests in limited liability companies;

     All documents (as defined in the UCC) or other receipts covering, evidencing or representing goods now owned or hereafter acquired by Borrower;

     All instruments (as defined in the UCC) (including, but not limited to, promissory notes, drafts, bills of exchange and trade acceptances), chattel paper (as defined in the UCC) (whether tangible or electronic) and letter-of-credit rights (whether or not the letter of credit is evidenced by a writing), now owned or hereafter acquired by Borrower;

     All equipment (as defined in the UCC) now owned or hereafter acquired by Borrower including, without limitation, all machinery, apparatus, furniture, fixtures, tools, attachments, materials, storage and handling equipment, and all parts thereof and all additions and accessions thereto and replacements therefor;

     All of the following now owned or hereafter acquired by Borrower: plant fixtures, business or trade fixtures, other fixtures and storage office facilities, wherever located and all additions and accessions thereto and replacements therefor;

     All deposit accounts (as defined in the UCC) of Borrower maintained with any bank or financial institution;

     All monies, reserves and property of Borrower now or at any time or times hereafter in the possession or under the control of the Secured Party or any bailee of the Secured Party;

     All building and construction materials before and after incorporated into any improvement, including but not limited to, all other items not considered a part of the real property legally described as follows:

           Parcel A in the Southwest Quarter (SW 1/4) of Section Twelve (12), Township One Hundred Twenty-One (121) North, Range Forty-Seven (47) West of the Fifth Principal Meridian, Grant County, South Dakota, according to the recorded plat thereof.

           Parcel B in the Southeast Quarter (SE 1/4) of Section Eleven (11), Township One Hundred Twenty-One (121) North, Range Forty-Seven (47)

           West of the Fifth Principal Meridian, Grant County, South Dakota, according to the recorded plat thereof.

     All contracts, plans, specifications, construction documents and records of any kind relating to the Borrower's properties;

     All books, records, blueprints, ledger cards, files, correspondence, computer programs, tapes, disks and related data processing software that at any time evidence or contain information relating to any of the property described above or are otherwise necessary or helpful in the collection thereof or realization thereon;

     All investment property (as defined in the UCC);

     All supporting obligations (as defined in the UCC); and

     All products and proceeds of, and all other profits, rentals or receipts, in whatever form, arising from the collection, sale, lease, exchange, assignment, licensing or other disposition of, or realization upon, any property described above or the proceeds thereof, including, without limitation, all claims of Borrower against third parties for loss of, damage to or destruction of, or for proceeds payable under, or unearned premiums with respect to, policies of insurance with respect to any property described above or business interruption, and any condemnation or requisition payments with respect to any property described above, and any condemnation or requisition payments with respect to any property described above, in each case whether now existing or hereafter arising.

The Collateral shall include (i) all substitutions and replacements for and proceeds of any and all of the foregoing property, and in the case of all tangible Collateral, all accessions, accessories, attachments, parts, equipment and repairs now or hereafter attached or affixed to or used in connection with any such goods and (ii) all warehouse receipts, bills of lading and other documents of title now or hereafter covering such goods. All references to "UCC" in this Security Agreement shall mean the Uniform Commercial Code as adopted in South Dakota.

     OBLIGATIONS SECURED. This security interest secures the payment and performance of (i) all of the Borrower's obligations under the Loan Agreement and each Loan Document references therein, and (ii) each and every debt, liability and obligation of every type and description which the Borrower may now or at any time owe to the Secured Party, whether now existing or hereafter arising, direct or indirect, due or to become due, absolute or contingent, primary or secondary, liquidated or unliquidated, joint, several, or joint and several.

     This security interest also secures all extensions, renewals, modifications and replacements of the above described obligations. Such obligations are hereinafter collectively referred to as the "Secured Obligations".

     BORROWER'S REPRESENTATIONS AND WARRANTIES AND FURTHER AGREEMENTS. Borrower warrants, represents and agrees that:

     1. If part of the Collateral now constitutes, or as and when acquired by Borrower will constitute, inventory or equipment (as those terms are defined in the uniform Commercial Code as adopted in South Dakota) such collateral is or will be kept at the offices of Northern Lights Ethanol, LLC, which has a post office address of Post Office 225, Milbank, South Dakota 57252 will not be removed from such location or locations (except for transfers between Borrower's locations in the ordinary course of business) unless, prior to any such removal, Borrower has given written notice to the Secured Party of the location or locations to which the Borrower desires to remove the same, and the Secured Party has given its written consent to such removal. If any of the locations where Borrower now or hereafter keeps the Collateral are leased by the Borrower, the Borrower shall at Secured Party's request, obtain a Landlord's waiver in a form satisfactory to Secured Party. All of the Borrower's inventory and equipment shall, if so provided above, constitute Collateral, even if located at a location not set forth above.

     2. Borrower is incorporated in the State of South Dakota. Borrower's principal place of business has a post office address of Post Office Box 225, Milbank, South Dakota 57252. Borrower will notify the Secured Party in writing of any change in Borrower's location. The Borrower's Internal Revenue Service Taxpayer Identification Number is 46-0460145, and the Borrower shall use such number as its exclusive Internal Revenue Service Taxpayer Identification Number until all of its Obligations under this Agreement are satisfied in full. The Borrower will not change its name as incorporated, without the Secured Party's prior written consent, which may be conditioned upon the Borrower signing amendments to UCC-1s or other documents as the Secured Party may require. Borrower is not engaged in and will not engage in farming or growing crops.

     3. Borrower has or will acquire title to and will at all times keep the Collateral free of all liens and encumbrances, except the security interest created hereby and has full power and authority to execute this Security Agreement, to perform Borrower's obligations hereunder and to subject the Collateral to the security interest created hereby. Borrower will pay all fees, assessments, charges or taxes arising with respect to the Collateral. There is no encumbrance or security interest with respect to all or any part of the Collateral. All costs of keeping the Collateral free of encumbrances and security interests prohibited by this Agreement and of removing same if they should arise shall be the obligation of the Borrower, and such obligation shall be part of the Secured Obligations.

     4. Each right to payment and each instrument, document, chattel paper and other agreement constituting or evidencing Collateral is (or will be when arising or issued) a valid, genuine and legally enforceable obligation, subject to no defense, set-off or counterclaim (other than those arising in the ordinary course of business) of the account debtor or other obligor named therein or in Borrower's records pertaining thereto as being obligated to pay such obligation. Borrower will not agree to any material modification, amendment or cancellation of any such obligation without Secured Party's prior written consent, and will not subordinate any such right to payment to claims of other creditors of such account debtor or other obligor.

     5. Borrower will at any time or times hereafter execute such financing statements and other documents and instruments and perform such acts as the Secured Party may from time to time request to establish, maintain, perfect and enforce a valid security interest in the Collateral, and will pay all costs of filing and recording. Borrower irrevocably authorizes the Secured Party at any time and from time to time to file in any Uniform Commercial Code jurisdiction any initial financing statements and amendments thereto that (a) indicate the Collateral (i) as all assets of the Borrower or words of similar effect, regardless of whether any particular asset comprised in the Collateral falls within the scope of Article 9 of the Uniform Commercial Code of the State or such jurisdiction, or (ii) as being of an equal or lesser scope or with greater detail, and (b) contain any other information required by part 5 of Article 9 of the Uniform Commercial Code of the State for the sufficiency or filing office acceptance of any financing statement or amendment, including (i) whether the Borrower is an organization, the type of organization and any organization identification number issued to the Borrower and, (ii) in the case of a financing statement, filed as a fixture filing or indicating Collateral as as-extracted collateral or timber to be cut, a sufficient description of real property to which the Collateral relates. The Borrower agrees to furnish any such information to the Secured Party promptly. In the event the Borrower owns any right in a commercial tort claim (as defined by the UCC), Borrower shall so inform Secured Party and will sign any additional documentation granting Secured Party a security interest therein as Secured Party may require.

     6. Borrower will maintain business interruption insurance and keep all tangible Collateral and all lands, plants, buildings and other property now or hereafter owned or used in connection with its business in good condition, normal depreciation excepted, and insured against loss or damage by fire (including so-called extended coverage), theft, physical damage, and against such other risks, including without limitation public liability, in such amounts, with such insurers and upon such terms as Secured Party may reasonably require. Borrower will include Secured Party as an additional insured and obtain loss payable indorsements on applicable insurance policies in favor of Borrower and Secured Party as their interests may appear and at Secured Party's request will deposit the insurance policies with Secured Party. Borrower shall cause each insurer to agree, by Policy indorsement or by issuance of a Certificate of Insurance or by independent instrument furnished to Secured Party, that such insurer will give 30 days' written notice to Secured Party before such policy will be altered or canceled. Borrower irrevocably appoints Secured Party as Borrower's attorney in fact to make claim for, to negotiate settlement of claims, to receive payment for and to execute and endorse any documents, checks or other instruments in payment for loss, theft, or damage under any insurance policy covering the Collateral.

     7. Borrower will promptly notify Secured Party of any loss or material damage to any Collateral or of any adverse change, known to Borrower, in the prospect of payment of any sums due on or under any instrument, chattel paper, account or general intangible constituting Collateral.

     8. Upon Secured Party's request (whether a Default as hereinafter defined, has occurred) Borrower will promptly deliver to Secured Party any instrument, document or chattel paper constituting Collateral.

     9. Upon Default by Borrower in performance of its obligation hereunder, Secured Party shall have the authority, but shall not be obligated to: (i) effect such insurance and necessary repairs and pay the premiums therefor and the costs thereof; and (ii) pay and discharge any fees, assessments, charges, taxes, liens and encumbrances on the Collateral. All sums so advanced or paid by the Secured Party shall be payable by Borrower on demand with interest at the highest rate then charged on the Secured Obligations (but not exceeding the maximum rate allowed by law) and shall be a part of the Secured Obligations.

     10. Borrower will not sell, lease or otherwise dispose of the Collateral other than in the ordinary course of its business at prices constituting the then fair market value thereof.

     11. The Secured Party shall have the authority (whether or not a Default has occurred) but shall not be obligated to: (a) notify any or all account debtors and obligors on instruments constituting Collateral of the existence of the Secured Party's security interest and if a Default has occurred to pay or remit all sums due or to become due directly to the Secured Party or its nominee; (b) place on any chattel paper received as proceeds or otherwise constituting Collateral, a notation or legend showing the Secured Party's security interest; (c) if a Default has occurred, in the name of the Borrower or otherwise, to demand, collect, receive and receipt for, compound, compromise, settle, prosecute and discontinue any suits or proceedings in respect of any or all of the Collateral; (d) if a Default has occurred, take any action which the Secured Party may deem necessary or desirable in order to realize on the Collateral, including, without limitation, the power to perform any contract, to indorse in the name of Borrower any checks, drafts, notes or other instruments or documents received in payment of or on account of the Collateral; (e) to place upon Borrower's books and records relating to the accounts and general intangibles covered by the security interest granted hereby a notation or legend stating that such account or general intangible is subject to a security interest held by the Secured Party; and (f) after any Default, to enter upon and into and take possession of all or such part(s) of the properties of Borrower, including lands, plants, buildings, machinery, equipment and other property as may be necessary or appropriate in the judgment of the Secured Party to permit or enable the Secured Party to manufacture, produce, process, store or sell or complete the manufacture, production, processing, storing or sale of all or any part of the Collateral, as the Secured Party may elect, and to use and operate said properties for said purposes and for such length of time as the Secured Party may deem necessary or appropriate for said purposes without the payment of any compensation to Borrower thereof.

     12. Borrower will, if a Default has occurred and upon receipt of request from Secured Party, notify all account debtors and other obligors of the existence of the Secured Party's security interest and direct such account debtors and other obligors to pay or remit all sums due or to become due directly to the Secured Party or its nominee. Borrower will hold all of the proceeds of any collections and all returned and repossessed goods thereafter received by Borrower in trust for the Secured Party, and will not commingle the same with any other funds or property of the Borrower, and will deliver the same forthwith to the Secured Party at its request.

     13. Borrower will keep accurate books, records and accounts with respect to the Collateral, and with respect to the general business of Borrower, and will make the same available to the Secured Party at its request for examination and inspection; and will make and render to the Secured Party such reports, accountings and statements as the Secured Party from time to time may request with respect to the Collateral; and will permit any authorized representative of the Secured Party to examine and inspect during normal business hours, any and all premises where the Collateral is or may be kept or located.

     14. The occurrence of any of the events identified as a "Default" or "Event of Default" under the Loan Agreement will constitute a Default hereunder.

     15. Whenever a Default shall exist, the Secured Party may, at its option and without demand or notice, except to the extent notice is required under the Loan Agreement, declare all or any part of the Secured Obligations immediately due and payable, and the Secured Party may exercise, in addition to the rights and remedies granted hereby, all rights and remedies of a secured party under the Uniform Commercial Code or any other applicable law. The Secured Party shall be entitled to recover its attorneys' fees, service tax thereon, and all costs incurred by such attorneys, to the extent permitted by law.

     16. Borrower agrees, in the event of Default, to make the Collateral available to the Secured Party at a place or places to be designated by the Secured Party, which is reasonably convenient to both parties, and to pay all costs of the Secured Party, including reasonable attorneys' fees, service tax thereon, and all costs incurred by such attorneys, in the collection of any of the Secured Obligations and the enforcement of any of the Secured Party's rights. If any notification of intended disposition of any of the Collateral is required by law, such notification shall be deemed properly given if mailed a reasonable time before such disposition, postage prepaid, addressed to the Borrower at the address shown above. Secured Party's duty of care with respect to Collateral in its possession shall be deemed fulfilled if Secured Party exercises reasonable care in physically safekeeping such Collateral or, in the case of Collateral in the custody or possession of a bailee or other third person, exercises reasonable care in the selection of the bailee or other third person, and Secured Party need not otherwise preserve, protect, insure or care for any Collateral. Secured Party shall not be obligated to preserve any rights Borrower may have against prior parties, to realize on the Collateral at all or in any particular manner or order, or to apply any cash proceeds of Collateral in any particular order of application. No delay or failure by the Secured Party in the exercise of any right or remedy shall constitute a waiver thereof, and no single or partial exercise by the

Secured Party of any right or remedy shall preclude other or further exercise thereof or the exercise of any other right or remedy.

     17. This Agreement is governed by the laws of the State of South Dakota without regard to its conflict of law provisions.

     Dated this 11th day of July, 2001.

                                           BORROWER:

                                           NORTHERN LIGHTS ETHANOL, LLC

                                           By:  /s/ Delton Strasser
                                               ---------------------------------
                                            Its: Chairman of the Board


STATE OF SOUTH DAKOTA )
                    : SS
COUNTY OF GRANT       )

     On this the 11th day of July, 2001, before me personally appeared Delton Strasser, known to me to be the Chairman of the Board of Northern Lights Ethanol, LLC, a limited liability company, and the he that he, as such Chairman of the Board, being authorized so to do, executed the foregoing instrument, for the purposes therein contained, by signing the name of the limited liability company by himself as Chairman of the Board.

     IN WITNESS WHEREOF, I hereunto set my hand and official seal.


                                                /s/ Rosalie Kinonen
                                               ---------------------------------
                                               Notary Public - South Dakota

My Commission Expires: 7-20-04